EXHIBIT 4.1


                           CURTIS INTERNATIONAL LTD.

                               7 KODIAK CRESCENT
                           PAWNSVIEW, ONTARIO M3J 3E5

                             UNDERWRITERS' WARRANT

                             WARRANT NO. 'CERT NO'


Date of Issuance: As of          , 1998          RIGHT to Purchase     Shares



     FOR VALUE RECEIVED, Curtis International Ltd., an Ontario corporation (the "Company"), promises to issue in the name of, and sell and deliver to, 'Holder'
(the "Holder") a certificate or certificates for an aggregate of     SHARES (the
"Warrant Shares") of the Company's common stock, no par value per share (the "Common Stock"), upon payment by the Holder of the exercise price of $8.25 per share for the Warrant Shares (the "Exercise Price") in lawful funds of the United States of America, with the Exercise Price being subject to adjustment in the circumstances set forth hereinbelow. This Warrant expires in its entirety at
5:00 p.m. Eastern Time on           , 2003 (the "Expiration Date"). This Warrant
is one of a series of Underwriters' Warrants dated           , 1998 issued
pursuant to the Underwriting Agreement dated as of           , 1998 between the
Company and Joseph Stevens & Company, Inc., as representative (the "Representative") of the several underwriters named in the Underwriting Agreement (the "Underwriters"). This Warrant may not be sold, transferred,
assigned or hypothecated until           , 1999, except that it may be
transferred, in whole or in part, to one or more officers or partners of the Holder (or the officers or partners of such partner); any other Underwriter or member of the selling group which participated in the Company's public offering
which commenced on           , 1998; a successor to the Holder, or other
officers or partners of such Holder; or by operation of law. The terms and conditions of the Underwriters' Warrants shall be identical in all material respects except that the number of Warrant Shares to which the Holder is entitled to purchase may differ.


                                   SECTION 1.


                              CERTAIN DEFINITIONS


     As used in this Warrant, the following terms have the meanings set forth below:

     "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Section 4 of this Warrant.

     "DATE OF ISSUANCE" is the date set forth on the front page of this Warrant, and the terms "date hereof," "date of this Warrant," and similar expressions shall be deemed to refer to the Date of Issuance, as specified in Section 10 of this Warrant.


     "EFFECTIVE DATE" means the date the Company's Registration Statement (as defined below) is declared effective by the U.S. Securities and Exchange Commission (THE "COMMISSION").


     "EXERCISE PERIOD" means the period of time commencing at 12:01 A.M., Eastern Time, on the first anniversary of the Effective Date and ending at 5:00 p.m., Eastern Time, on the fifth anniversary of the Effective Date.

     "MARKET PRICE" means, as to any security, the average of the closing prices of such security's sales on the principal domestic securities exchange on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices listed on the Nasdaq NMS as of the close of trading in New York City on such day, or, if on any day such security is not listed on the Nasdaq NMS, the average of the high and low bid and asked prices on such day in the domestic over-the-counter market as reported by the National Quotation

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Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 20 consecutive business days consisting of the business day immediately preceding the day as of which "Market Price" is being determined and the 19 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange or listed on the Nasdaq NMS, the term "business day" or "business days" as used in this sentence means a day or days, as applicable, on which such exchange or the Nasdaq NMS is open for trading or quotation, as the case may be. If at any time such security is not listed on any domestic securities exchange or listed on the Nasdaq NMS or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Holders of Warrants representing at least 50% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement, such fair value will be determined by an appraiser jointly selected by the Company and the Holders of Warrants representing at least 25% of the Common Stock purchasable upon the exercise of all the Warrants then outstanding.



     "NASDAQ NMS" means the Nasdaq National Market System or such other similar quotation system as may in the future be used generally by members of the Nasdaq Stock Market, Inc. for transactions in securities.



     "PERSON" means an individual, a partnership, a corporation, a limited liability company, a trust, a joint venture, an unincorporated organization, or a government or any department or agency thereof.



     "REGISTRATION STATEMENT" means the Company's Registration Statement on Form
SB-2, File No.      333-56661.


     "WARRANTS" mean this Warrant and all other Warrants issued in exchange or substitution for this Warrant or any such other Warrants issued pursuant to the terms hereof or thereof, as the case may be.

                                   SECTION 2.


                              EXERCISE OF WARRANT



     2.1 EXERCISE PERIOD. The Holder may exercise this Warrant, in whole or in part (but not as to a fractional share), at any time and from time to time, during the Exercise Period.



     2.2   EXERCISE PROCEDURE.


        (a) This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the "Exercise Date"):

             (i)   a completed Exercise Agreement, in the form set forth as
                 Exhibit I hereto, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

             (ii)  this Warrant (subject to delivery by the Company of a new
                 Warrant with respect to any unexercised portion, as provided in Subsection 2.2(b));

             (iii) if this Warrant is not registered in the name of the
                 Purchaser, an Assignment or Assignments in the form set forth as Exhibit II hereto, evidencing the assignment of this Warrant to the Purchaser; and

             (iv) a cashier's or official bank check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise. Notwithstanding anything contained herein to the contrary, the Exercise Price for the Warrant may be satisfied by the delivery of an unexercised portion of this Warrant to the Company or the Transfer Agent for cancellation having a market value, as determined by the spread as of the date of surrender equal to the difference between the then Exercise Price and the market price of the shares of Common Stock underlying this Warrant, equal to the aggregate Exercise Price of the portion of this Warrant desired to be then exercised.

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        (b)  Certificates for Warrant Shares purchased upon exercise of this
             Warrant will be delivered by the Company to the Purchaser within five calendar days after the Exercise Date. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised. The Company will, within such five-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

        (c) The Warrant Shares issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

        (d) The issuance of certificates for Warrant Shares upon exercise of this Warrant will be made without charge to the Holder or the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and the related transfer; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and the Company shall not be required to issue or deliver any such certificate or instrument unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        (e) The Company will not close its books for the transfer of this Warrant or of any of the Warrant Shares in any manner that interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Warrant Share Exercise Price then in effect.


     2.3 EXERCISE AGREEMENT. The Exercise Agreement will be substantially in the form set forth as Exhibit I hereto, except that if the Warrant Shares are not to be issued in the name of the Holder of this Warrant, the Exercise Agreement will also state the name of the Person to whom the certificates or instrument for the Warrant Shares are to be issued, and if the number of Warrant Shares purchasable does not include all of such securities purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered.



     2.4 FRACTIONAL SHARES. If a fractional share of Common Stock would, but for the provisions of Subsection 2.1, be issuable upon exercise of the rights represented by this Warrant, the Company will, within 20 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the Market Price of such fractional share as of the close of business on the Exercise Date.


                                   SECTION 3.


                                 EXERCISE PRICE



     3.1 GENERAL. The Holder of this Warrant shall be entitled to purchase such numbers of Warrant Shares at the Exercise Price.



     3.2 SUBDIVISION OR COMBINATION OF COMMON STOCK AND STOCK DIVIDENDS. If the Company shall at any time after the date hereof (a) issue any shares of Common Stock or Convertible Securities, or any rights to purchase Common Stock or Convertible Securities, as a dividend upon Common Stock,
        (b) issue any shares of Common Stock, in subdivision of outstanding shares of Common Stock by reclassification or otherwise, or (c) combine outstanding shares of Common Stock, by reclassification or otherwise, then the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to such action by the Company shall be adjusted by


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

        multiplying it by a fraction, the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such dividend, subdivision, or combination and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such dividend, subdivision, or combination.


     3.3 CERTAIN DIVIDENDS OR DISTRIBUTIONS. If the Company shall declare a dividend or distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock, Rights or Convertible Securities, the Exercise Price that would apply if purchase rights hereunder were being exercised immediately prior to the declaration of such dividend or distribution shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of the Common Stock or, in the case of any other dividend or distribution, to the fair value of such dividend or distribution per share of the Common Stock as determined in good faith by the Board of Directors of the Company. For purposes of the foregoing, a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined in good faith by the Board of Directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend or distribution or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend or distribution are to be determined.



     3.4 NO DE MINIMIS ADJUSTMENTS. No adjustment of the Exercise Price shall be made if the amount of such adjustment would be less than one cent per share, but in such case any adjustment that otherwise would be required to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment that, together with any adjustment or adjustments so carried forward, shall amount to not less than one cent per share.


                                   SECTION 4.

                            ADJUSTMENT OF NUMBER OF

                         SHARES ISSUABLE UPON EXERCISE


     Upon each adjustment of the Exercise Price pursuant to Section 3, the Holder of this Warrant shall thereafter (until another such adjustment) be entitled to purchase, (i) at the adjusted Exercise Price in effect on the date purchase rights for Warrant Shares under this Warrant are exercised, the number of Warrant Shares, calculated to the nearest whole number, determined by (a) multiplying the number of Warrant Shares purchasable hereunder immediately prior to the adjustment of the Exercise Price by the Exercise Price in effect immediately prior to such adjustment, and (b) dividing the product so obtained by the adjusted Exercise Price in effect on the date of such exercise. The provisions of Subsection 2.4 shall apply, however, so that no fractional Warrant Share shall be issued upon exercise of this Warrant.

                                   SECTION 5.

                           EFFECT OF REORGANIZATION,

                RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE


     If at any time while this Warrant is outstanding there shall be any reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Subsection 3.3 hereof), any consolidation or merger of the Company with another corporation (other than a consolidation or merger in which the Company is the surviving entity and which does not result in any change in the Common Stock), or any sale or other disposition by the Company of all or substantially all of its assets to any other corporation, then the Holder of this Warrant shall thereafter upon exercise of this Warrant be entitled to receive the number of Warrant Shares or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Holders of the Warrant Shares (and any other securities and property) of the Company, deliverable upon the exercise of this Warrant, would have been entitled upon such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition if this Warrant had been exercised immediately prior to such
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reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Warrant (including those relating to adjustments of the Exercise Price and the number of Warrant Shares issuable upon the exercise of this Warrant) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such reorganization, reclassification of capital stock, consolidation, merger, sale, or other disposition and the Holder hereof had carried out the terms of the exchange as provided for by such reorganization, reclassification of capital stock, consolidation, or merger. The Company shall not effect any such reorganization, consolidation, or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument the obligation to deliver to the Holder hereof such shares of stock or other securities, cash, or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions. Notwithstanding any other provisions of this Warrant, in the event of sale or other disposition of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise the Warrant shall terminate upon the earlier of the expiration of the Exercise Period and 60 days after the Company gives written notice to the Holder of this Warrant that such sale or other disposition has been consummated.

                                   SECTION 6.


                              NOTICE OF ADJUSTMENT


     Immediately upon any adjustment of the Exercise Price or increase or decrease in the number of Warrant Shares, the Company will send written notice thereof to all Holders, stating the adjusted Exercise Price, and the increased or decreased number of Warrant Shares and setting forth in reasonable detail the method of calculation for such adjustment and increase or decrease. When appropriate, such notice may be given in advance and included as part of any notice required to be given pursuant to Section 7 below. Notwithstanding anything herein to the contrary, if any adjustment under this Warrant of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant, shall be determined by NASD Regulation, Inc. (the "NASD") to violate the Rules of Fair Practice of the NASD, and such determination shall not be subject to further appeal or review, the violative provisions shall be deemed to be amended to the minimum extent necessary to cause each such provision to comply with the applicable violated section of the NASD Rules of Fair Practice.

                                   SECTION 7.


                         PRIOR NOTICE OF CERTAIN EVENTS


     If at any time:

        (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;


        (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;


        (c) there shall be any reorganization or reclassification of the capital stock of the Company, any consolidation or merger of the Company with another corporation, or a sale or disposition of all or substantially all its assets; or

        (d) there shall be a voluntary or involuntary dissolution, liquidation, or winding up of the Company,

then, in each such case, the Company shall give prior written notice, by hand delivery or by certified mail, postage prepaid, addressed to the Holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution, or subscription rights or (ii) such reorganization, reclassification,
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

consolidation, merger, sale, dissolution, liquidation, or winding up shall take place, as the case may be. A copy of each such notice shall be sent simultaneously to each transfer agent of the Company's Common Stock. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in said dividend, distribution, or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 30 days prior to the record date or the effective date, whichever is earlier, of the subject action or other event.

     If any other event (not listed above) would require adjustment to the Exercise Price, then the Company shall give prior written notice thereof (in substance as set forth above) to the Holders, at their addresses and in the manner provided in Subsection 13.3. Notwithstanding the foregoing, the Company shall not be required to give prior written notice where it is not reasonably possible.

                                   SECTION 8.


                          RESERVATION OF COMMON STOCK



     The Company will at all times reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. Upon exercise of this Warrant, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances. AS LONG AS THE WARRANTS SHALL BE OUTSTANDING, THE COMPANY SHALL USE ITS BEST EFFORTS TO CAUSE ALL SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THE WARRANTS TO BE LISTED (SUBJECT TO OFFICIAL NOTICE OF ISSUANCE) ON ALL SECURITIES EXCHANGES ON WHICH THE COMMON STOCK ISSUED TO THE PUBLIC IN CONNECTION HEREWITH MAY THEN BE LISTED AND/OR QUOTED ON NASDAQ NATIONAL MARKET OR NASDAQ SMALLCAP MARKET.


                                   SECTION 9.


                      NO SHAREHOLDER RIGHTS OR OBLIGATION


     This Warrant will not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. Until the shares of Common Stock issuable upon exercise of this Warrant are recorded as issued on the books and records of the Company's transfer agent, the Holder shall not be entitled to any voting rights or other rights as a shareholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of an Exercise Agreement, the appropriate documentation necessary to effectuate the exercise of the Warrant and issuance of the Common Stock is accomplished as expeditiously as possible. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price of the Warrant Shares acquirable by exercise hereof or as a shareholder of the Company.

                                  SECTION 10.


                    EXCHANGEABLE FOR DIFFERENT DENOMINATIONS


     This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants, as set forth on the front page hereof, will represent such portion of such rights as is designated by the Holder at the time of such surrender. The date the Company initially issued this Warrant, which is set forth on the front page hereof, will be deemed to be the "Date of Issuance" of this Warrant and any purchase warrant exchanged or substituted herefor, regardless of the number of times (and dates on which) new certificates representing the unexpired and unexercised rights formerly represented by this Warrant are issued.

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                                  SECTION 11.


                                TRANSFERABILITY


     Subject to the transfer conditions referred to in Section 2 or in the remaining provisions or this Section 11, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the Company. This Warrant and the Warrant Shares may not be offered, sold, or transferred except in compliance with the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws; and then only against receipt of an agreement of the Person to whom such offer or sale is made to comply with the provisions of this
Section 11 with respect to any resale or other disposition of such securities; provided that no such agreement shall be required from any Person purchasing this Warrant or any Warrant Shares pursuant to a registration statement effective under the Act. The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof under circumstances that might require registration of such security under the Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition. Promptly upon receiving such notice, the Company shall present a copy thereof to its securities counsel. If, in the opinion of such counsel, the proposed disposition does not require registration of such security under the Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. The above agreement by the Holder of this Warrant shall not be deemed to limit or restrict in any respect the exercise of rights set forth in Section 12 hereof.

                                  SECTION 12.


                              REGISTRATION RIGHTS



     12.1 DEMAND REGISTRATION RIGHT. At any time during the Exercise Period, the Holders of Warrants whose holdings thereof comprise a majority of the Warrant Shares issuable upon exercise of said Warrants shall have the right to require the Company (a) to prepare and file with the Commission up to one new registration statement under the Act (or, in lieu thereof, a post-effective amendment or amendments to the Registration Statement, if then permitted under the Act), covering all or any portion of the Warrant Shares and to use its best efforts to obtain promptly and maintain the effectiveness thereof for at least NINE CONSECUTIVE MONTHS and (b) to register or qualify the subject Warrant Shares for sale in up to ten states identified by such holders. The Company COVENANTS AND AGREES TO GIVE WRITTEN NOTICE OF ANY REGISTRATION REQUEST UNDER THIS SECTION 12.1 BY ANY HOLDER OR HOLDERS TO ALL OTHER REGISTERED HOLDERS OF THE WARRANTS AND THE WARRANT SHARES WITHIN TEN DAYS FROM THE DATE OF THE RECEIPT OF ANY SUCH REGISTRATION REQUEST. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, IF THE COMPANY SHALL NOT HAVE FILED A REGISTRATION STATEMENT FOR THE WARRANT SHARES WITHIN THE TIME PERIOD SPECIFIED IN SECTION 12.3(A) HEREOF PURSUANT TO THE WRITTEN NOTICE SPECIFIED IN SECTION 12.1 OF A MAJORITY OF THE HOLDERS OF THE WARRANTS AND/OR WARRANT SHARES, THE COMPANY SHALL HAVE THE OPTION, UPON THE WRITTEN NOTICE OF ELECTION OF A MAJORITY OF THE HOLDERS OF THE WARRANTS AND/OR WARRANT SHARES TO REPURCHASE (I) ANY AND ALL WARRANT SHARES AT THE HIGHER OF THE MARKET PRICE PER SHARE OF COMMON STOCK ON (X) THE DATE OF NOTICE SENT PURSUANT TO SECTION 12.1 OR
        (Y) THE EXPIRATION OF THE PERIOD SPECIFIED IN SECTION 12.3(A) AND (II) ANY AND ALL WARRANTS AT SUCH MARKET PRICE LESS THE EXERCISE PRICE OF SUCH WARRANT. SUCH REPURCHASE SHALL BE IN IMMEDIATELY AVAILABLE FUNDS AND SHALL CLOSE WITHIN TWO DAYS AFTER THE LATER OF (I) THE EXPIRATION OF THE PERIOD SPECIFIED IN SECTION 12.3(A) OR (II) THE DELIVERY OF THE WRITTEN NOTICE OF ELECTION SPECIFIED IN THIS SECTION 12.1.



     12.2 PIGGY BACK REGISTRATION RIGHTS. In addition, if at any time commencing after the date hereof and expiring seven years after the date hereof, the Company shall prepare and file one or more registration statements under the Act (OTHER THAN PURSUANT TO FORM S-8, S-4 OR A COMPARABLE REGISTRATION STATEMENT), the Company will include in any such registration statement such information as is required, and such number of shares of Common Stock held by, or shares of


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


        Common Stock underlying outstanding Warrants held by, the Holders hereof or their respective designees or transferees as may be requested by them, to permit a public offering of the WARRANT SHARES SO REQUESTED. In the event of such a proposed registration, the Company shall furnish the then Holders with not less than 30 days' written notice prior to the proposed date of filing of such registration statement. The Company shall use its best efforts to ensure that such registration statement is declared effective and remains effective until such time as all of the shares have been registered or may be sold without registration under the Act or applicable state securities laws and regulations, and without limitation as to volume, pursuant to Rule 144 of the Act. The Holders shall be entitled to exercise the rights provided for in this SECTION
        12.2 by giving written notice to the Company, within 20 days of receipt of the Company's notice of its intention to file a registration statement. NOTWITHSTANDING THE PROVISIONS OF THIS SECTION 12.2, THE COMPANY SHALL HAVE THE RIGHT AT ANY TIME AFTER IT SHALL HAVE GIVEN WRITTEN NOTICE PURSUANT TO THIS SECTION 12.2 (IRRESPECTIVE OF WHETHER A WRITTEN REQUEST FOR INCLUSION OF ANY SUCH SECURITIES SHALL HAVE BEEN
        MADE) TO ELECT NOT TO FILE ANY SUCH PROPOSED REGISTRATION STATEMENT, OR TO WITHDRAW THE SAME AFTER THE FILING BUT PRIOR TO THE EFFECTIVE DATE THEREOF.



     12.3 COVENANTS OF THE COMPANY WITH RESPECT TO REGISTRATION. IN CONNECTION WITH ANY REGISTRATION UNDER SECTION 12.1 OR 12.2 HEREOF, THE COMPANY COVENANTS AND AGREES AS FOLLOWS:



        (A) THE COMPANY SHALL USE ITS BEST EFFORTS TO FILE A REGISTRATION STATEMENT WITHIN 30 DAYS OF RECEIPT OF ANY DEMAND THEREFOR, SHALL USE ITS BEST EFFORTS TO HAVE ANY REGISTRATION STATEMENT DECLARED EFFECTIVE AT THE EARLIEST POSSIBLE TIME, AND SHALL FURNISH EACH HOLDER DESIRING TO SELL WARRANT SHARES SUCH NUMBER OF PROSPECTUSES AS SHALL REASONABLY BE REQUESTED.



        (B) THE COMPANY SHALL PAY ALL COSTS (EXCLUDING FEES AND EXPENSES OF HOLDER(S)' COUNSEL AND ANY UNDERWRITING OR SELLING COMMISSIONS), FEES AND EXPENSES IN CONNECTION WITH ALL REGISTRATION STATEMENTS FILED PURSUANT TO SECTIONS 12.1 AND 12.2 HEREOF INCLUDING, WITHOUT LIMITATION, THE COMPANY'S LEGAL AND ACCOUNTING FEES, PRINTING EXPENSES, BLUE SKY FEES AND EXPENSES. IF THE COMPANY SHALL FAIL TO COMPLY WITH THE PROVISIONS OF SECTION 12.1, THE COMPANY SHALL, IN ADDITION TO ANY OTHER EQUITABLE OR OTHER RELIEF AVAILABLE TO THE HOLDER(S), BE LIABLE FOR ANY OR ALL INCIDENTAL OR SPECIAL DAMAGES SUSTAINED BY THE HOLDER(S) REQUESTING REGISTRATION OF THEIR WARRANT SHARES, EXCLUDING CONSEQUENTIAL DAMAGES.



        (C) THE COMPANY WILL TAKE ALL NECESSARY ACTION WHICH MAY BE REQUIRED IN QUALIFYING OR REGISTERING THE WARRANT SHARES INCLUDED IN A REGISTRATION STATEMENT FOR OFFERING AND SALE UNDER THE SECURITIES OR BLUE SKY LAWS OF SUCH STATES AS REASONABLY ARE REQUESTED BY THE HOLDER(S), PROVIDED THAT THE COMPANY SHALL NOT BE OBLIGATED TO EXECUTE OR FILE ANY GENERAL CONSENT TO SERVICE OF PROCESS OR TO QUALIFY AS A FOREIGN CORPORATION TO DO BUSINESS UNDER THE LAWS OF ANY SUCH JURISDICTION.



        (D) THE COMPANY SHALL INDEMNIFY THE HOLDER(S) OF THE WARRANT SHARES TO BE SOLD PURSUANT TO ANY REGISTRATION STATEMENT AND EACH PERSON, IF ANY, WHO CONTROLS SUCH HOLDERS WITHIN THE MEANING OF SECTION 15 OF THE ACT OR SECTION 20(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED ("EXCHANGE ACT"), AGAINST ALL LOSS, CLAIM, DAMAGE, EXPENSE OR LIABILITY (INCLUDING ALL EXPENSES REASONABLY INCURRED IN INVESTIGATING, PREPARING OR DEFENDING AGAINST ANY CLAIM WHATSOEVER) TO WHICH ANY OF THEM MAY BECOME SUBJECT UNDER THE ACT, THE EXCHANGE ACT OR OTHERWISE, ARISING FROM SUCH REGISTRATION STATEMENT BUT ONLY TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE PROVISIONS PURSUANT TO WHICH THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS CONTAINED IN SECTION 8 OF THE UNDERWRITING AGREEMENT. THE COMPANY FURTHER AGREE(S) THAT UPON DEMAND BY AN INDEMNIFIED PERSON, AT ANY TIME OR FROM TIME TO TIME, IT WILL PROMPTLY REIMBURSE SUCH INDEMNIFIED PERSON FOR ANY LOSS, CLAIM, DAMAGE, LIABILITY, COST OR EXPENSE ACTUALLY AND REASONABLY PAID BY THE INDEMNIFIED PERSON AS TO WHICH THE COMPANY HAS INDEMNIFIED SUCH PERSON PURSUANT HERETO. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 12.3 ANY SUCH PAYMENT OR REIMBURSEMENT BY THE COMPANY OF FEES, EXPENSES OR DISBURSEMENTS INCURRED BY AN INDEMNIFIED PERSON IN ANY PROCEEDING IN WHICH A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION (AFTER ALL APPEALS

             OR THE EXPIRATION OF TIME TO APPEAL) IS ENTERED AGAINST THE COMPANY OR SUCH INDEMNIFIED PERSON AS A DIRECT RESULT OF THE HOLDER(S) OR SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISFEASANCE WILL BE PROMPTLY REPAID TO THE COMPANY.



        (E) THE HOLDER(S) OF THE WARRANT SHARES TO BE SOLD PURSUANT TO A REGISTRATION STATEMENT, AND THEIR SUCCESSORS AND ASSIGNS, SHALL SEVERALLY, AND NOT JOINTLY, INDEMNIFY THE COMPANY, ITS OFFICERS AND DIRECTORS AND EACH PERSON, IF ANY, WHO CONTROLS THE COMPANY WITHIN THE MEANING OF SECTION 15 OF THE ACT OR SECTION 20(A) OF THE EXCHANGE ACT, AGAINST ALL LOSS, CLAIM, DAMAGE, EXPENSE OR LIABILITY (INCLUDING ALL EXPENSES REASONABLY INCURRED IN INVESTIGATING, PREPARING OR DEFENDING AGAINST ANY CLAIM WHATSOEVER) TO WHICH THEY MAY BECOME SUBJECT UNDER THE ACT, THE EXCHANGE ACT OR OTHERWISE, ARISING FROM INFORMATION FURNISHED BY OR ON BEHALF OF SUCH HOLDERS, OR THEIR SUCCESSORS OR ASSIGNS, FOR SPECIFIC INCLUSION IN SUCH REGISTRATION STATEMENT TO THE SAME EXTENT AND WITH THE SAME EFFECT AS THE PROVISIONS CONTAINED IN SECTION 8 OF THE UNDERWRITING AGREEMENT PURSUANT TO WHICH THE UNDERWRITERS HAVE AGREED TO INDEMNIFY THE COMPANY. THE HOLDER(S) FURTHER AGREE(S) THAT UPON DEMAND BY AN INDEMNIFIED PERSON, AT ANY TIME OR FROM TIME TO TIME, THEY WILL PROMPTLY REIMBURSE SUCH INDEMNIFIED PERSON FOR ANY LOSS, CLAIM, DAMAGE, LIABILITY, COST OR EXPENSE ACTUALLY AND REASONABLY PAID BY THE INDEMNIFIED PERSON AS TO WHICH THE HOLDER(S) HAVE INDEMNIFIED SUCH PERSON PURSUANT HERETO. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 12.3 ANY SUCH PAYMENT OR REIMBURSEMENT BY THE HOLDER(S) OF FEES, EXPENSES OR DISBURSEMENTS INCURRED BY AN INDEMNIFIED PERSON IN ANY PROCEEDING IN WHICH A FINAL JUDGMENT BY A COURT OF COMPETENT JURISDICTION (AFTER ALL APPEALS OR THE EXPIRATION OF TIME TO APPEAL) IS ENTERED AGAINST THE COMPANY OR SUCH INDEMNIFIED PERSON AS A DIRECT RESULT OF THE COMPANY OR SUCH PERSON'S GROSS NEGLIGENCE OR WILLFUL MISFEASANCE WILL BE PROMPTLY REPAID TO THE HOLDER(S).



        (F) NOTHING CONTAINED IN THIS AGREEMENT SHALL BE CONSTRUED AS REQUIRING THE HOLDER(S) TO EXERCISE THEIR WARRANTS PRIOR TO THE INITIAL FILING OF ANY REGISTRATION STATEMENT OR THE EFFECTIVENESS THEREOF.



        (G) THE COMPANY SHALL NOT PERMIT THE INCLUSION OF ANY SECURITIES OTHER THAN THE WARRANT SHARES TO BE INCLUDED IN ANY REGISTRATION STATEMENT FILED PURSUANT TO SECTION 12.1 HEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF THE HOLDERS OF THE WARRANTS AND WARRANT SHARES REPRESENTING A MAJORITY OF SUCH SECURITIES (ASSUMING THE EXERCISE OF ALL OF THE WARRANTS).



        (H) THE COMPANY SHALL FURNISH TO EACH HOLDER PARTICIPATING IN THE OFFERING AND TO EACH UNDERWRITER, IF ANY, A SIGNED COUNTERPART, ADDRESSED TO SUCH HOLDER OR UNDERWRITER, OF (I) AN OPINION OF COUNSEL TO THE COMPANY, DATED THE EFFECTIVE DATE OF SUCH REGISTRATION STATEMENT (AND, IF SUCH REGISTRATION INCLUDES AN UNDERWRITTEN PUBLIC OFFERING, AN OPINION DATED THE DATE OF THE CLOSING UNDER THE UNDERWRITING AGREEMENT), AND (II) A "COLD COMFORT" LETTER DATED THE EFFECTIVE DATE OF SUCH REGISTRATION STATEMENT (AND, IF SUCH REGISTRATION INCLUDES AN UNDERWRITTEN PUBLIC OFFERING, A LETTER DATED THE DATE OF THE CLOSING UNDER THE UNDERWRITING AGREEMENT) SIGNED BY THE INDEPENDENT PUBLIC ACCOUNTANTS WHO HAVE ISSUED A REPORT ON THE COMPANY'S FINANCIAL STATEMENTS INCLUDED IN SUCH REGISTRATION STATEMENT, IN EACH CASE COVERING SUBSTANTIALLY THE SAME MATTERS WITH RESPECT TO SUCH REGISTRATION STATEMENT (AND THE PROSPECTUS INCLUDED THEREIN) AND, IN THE CASE OF SUCH ACCOUNTANTS' LETTER, WITH RESPECT TO EVENTS SUBSEQUENT TO THE DATE OF SUCH FINANCIAL STATEMENTS, AS ARE CUSTOMARILY COVERED IN OPINIONS OF ISSUER'S COUNSEL AND IN ACCOUNTANTS' LETTERS DELIVERED TO UNDERWRITERS IN UNDERWRITTEN PUBLIC OFFERINGS OF SECURITIES.



        (I) THE COMPANY SHALL AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT, AND IN ANY EVENT WITHIN 15 MONTHS THEREAFTER, MAKE "GENERALLY AVAILABLE TO ITS SECURITY HOLDERS" (WITHIN THE MEANING OF RULE 158 UNDER THE ACT) AN EARNINGS STATEMENT (WHICH NEED NOT TO BE AUDITED) COMPLYING WITH SECTION 11(A) OF THE ACT AND COVERING A PERIOD OF AT LEAST 12 CONSECUTIVE MONTHS BEGINNING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

        (J) THE COMPANY SHALL DELIVER PROMPTLY TO EACH HOLDER PARTICIPATING IN THE OFFERING REQUESTING THE CORRESPONDENCE AND MEMORANDA DESCRIBED BELOW AND TO THE MANAGING UNDERWRITER, IF ANY, COPIES OF ALL CORRESPONDENCE BETWEEN THE COMMISSION AND THE COMPANY, ITS COUNSEL OR AUDITORS AND ALL MEMORANDA RELATING TO DISCUSSIONS WITH THE COMMISSION OR ITS STAFF WITH RESPECT TO THE REGISTRATION STATEMENT AND PERMIT EACH HOLDER AND UNDERWRITER TO DO SUCH INVESTIGATION, UPON REASONABLE ADVANCE NOTICE, WITH RESPECT TO INFORMATION CONTAINED IN OR OMITTED FROM THE REGISTRATION STATEMENT AS IT DEEMS REASONABLY NECESSARY TO COMPLY WITH APPLICABLE SECURITIES LAW OR RULES OF THE NASD. SUCH INVESTIGATION SHALL INCLUDE ACCESS TO BOOKS, RECORDS AND PROPERTIES AND OPPORTUNITIES TO DISCUSS THE BUSINESS OF THE COMPANY WITH ITS OFFICERS AND INDEPENDENT AUDITORS, ALL TO SUCH REASONABLE EXTENT AND AT SUCH REASONABLE TIMES AND AS OFTEN AS SUCH HOLDER OR UNDERWRITER SHALL REASONABLY REQUEST.



        (K) THE COMPANY SHALL ENTER INTO AN UNDERWRITING AGREEMENT WITH THE MANAGING UNDERWRITER SELECTED FOR SUCH UNDERWRITING BY HOLDERS HOLDING A MAJORITY OF THE WARRANT SHARES REQUESTED TO BE INCLUDED IN SUCH UNDERWRITING, WHICH MAY BE THE UNDERWRITER. SUCH AGREEMENT SHALL BE SATISFACTORY IN FORM AND SUBSTANCE TO THE COMPANY, EACH HOLDER AND SUCH MANAGING UNDERWRITER, AND SHALL CONTAIN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS BY THE COMPANY AND SUCH OTHER TERMS AS ARE CUSTOMARILY CONTAINED IN AGREEMENTS OF THAT TYPE USED BY THE MANAGING UNDERWRITER. THE HOLDERS SHALL BE PARTIES TO ANY UNDERWRITING AGREEMENT RELATING TO AN UNDERWRITTEN SALE OF THEIR WARRANT SHARES AND MAY, AT THEIR OPTION, REQUIRE THAT ANY OR ALL OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY TO OR FOR THE BENEFIT OF SUCH HOLDERS. SUCH HOLDERS SHALL NOT BE REQUIRED TO MAKE ANY REPRESENTATIONS OR WARRANTIES TO OR ARRANGEMENTS WITH THE COMPANY OR THE UNDERWRITERS EXCEPT AS THEY MAY RELATE TO SUCH HOLDERS AND THEIR INTENDED METHODS OF DISTRIBUTION.



        (L) IN ADDITION TO THE WARRANT SHARES, UPON THE WRITTEN REQUEST THEREFOR BY AN HOLDER(S), THE COMPANY SHALL INCLUDE IN THE REGISTRATION STATEMENT ANY OTHER SECURITIES OF THE COMPANY HELD BY SUCH HOLDER(S) AS OF THE DATE OF FILING OF SUCH REGISTRATION STATEMENT, INCLUDING WITHOUT LIMITATION, RESTRICTED SHARES OF COMMON STOCK, OPTIONS, WARRANTS OR ANY OTHER SECURITIES CONVERTIBLE INTO SHARES OF COMMON STOCK.



        (M) FOR PURPOSES OF THIS AGREEMENT, THE TERM "MAJORITY" IN REFERENCE TO THE HOLDERS OF WARRANTS OR WARRANT SHARES SHALL MEAN IN EXCESS OF 50% OF THE THEN OUTSTANDING WARRANTS OR WARRANT SHARES THAT (I) ARE NOT HELD BY THE COMPANY, AN AFFILIATE, OFFICER, CREDITOR, EMPLOYEE OR AGENT THEREOF OR ANY OF THEIR RESPECTIVE AFFILIATES, MEMBERS OF THEIR FAMILY, PERSONS ACTING AS NOMINEES OR IN CONJUNCTION THEREWITH AND (II) HAVE NOT BEEN RESOLD TO THE PUBLIC PURSUANT TO A REGISTRATION STATEMENT FILED WITH THE COMMISSION UNDER THE ACT.


                                  SECTION 13.


                                 MISCELLANEOUS



     13.1 ORIGINAL ISSUE TAXES. The Company will pay all United States, state and local (but not foreign) original issue taxes, if any, upon the issuance of this Warrant and the Warrant Shares.



     13.2 AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended, and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holders of the Warrants representing at least 50% of the shares of Common Stock obtainable upon the exercise of the Warrants outstanding at the time of such consent.



     13.3 NOTICES. Any notices required to be sent to a Holder of this Warrant or of any Warrant Shares purchased upon the exercise hereof will be delivered to the address of such Holder shown on the books of the Company. All notices referred to herein will be delivered in person or sent by registered or certified mail, postage prepaid, and will be deemed to have been given when so delivered in person or on the third business day following the date so sent by mail.

         If to the Holder:                                           JOSEPH STEVENS & COMPANY, INC.
                                                                                     33 MAIDEN LANE
                                                                                          8TH FLOOR
                                                                           NEW YORK, NEW YORK 10038
                                                                          ATTENTION: JOSEPH SORBARA
         With a copy to:                                                           Broad and Cassel
                                                                                       Miami Center
                                                                          201 S. Biscayne Boulevard
                                                                                         Suite 3000
                                                                               Miami, Florida 33131
                                                               Attention: Linda C. Frazier, Esquire
         If to the Company:                                               Curtis International Ltd.
                                                                                  7 Kodiak Crescent
                                                                         Pawnsview, Ontario M3J 3E5
                                                                 Attention: Aaron Herzog, President
         With a copy to:                                Gersten, Savage, Kaplowitz & Fredericks LLP
                                                                               101 East 52nd Street
                                                                           New York, New York 10022
                                                               Attention: Arthur S. Marcus, Esquire



     13.4 DESCRIPTIVE HEADINGS. The descriptive headings of the sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.



     13.5 GOVERNING LAW; ARBITRATION. This Warrant is governed by, interpreted under and construed in all respects in accordance with the substantive laws of the State of NEW YORK, without regard to the conflicts of law provisions thereof, and irrespective of the place of domicile or residence of the party. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Warrant, the parties hereby agree and consent to the jurisdiction and venue of the courts of the State of NEW YORK; and further agree and consent that personal service of process in any such action or proceeding outside the State of NEW YORK shall be tantamount to service in person in NEW YORK.


     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officer.


                                          CURTIS INTERNATIONAL LTD., an Ontario
                                          corporation


                                          By:
                                            ------------------------------------
                                                  Aaron Herzog, President

Attest:

------------------------------------------------------

JACOB HERZOG, SECRETARY

                                   EXHIBIT I



                               EXERCISE AGREEMENT


To:                                                                       Dated:

     The undersigned Record Holder, pursuant to the provisions set forth in the
within Warrant, hereby subscribes for and purchases        Warrant Shares
covered by such Warrant and herewith makes full cash payment of
$                    for such Warrant Shares at the Exercise Price provided by
such Warrant.
                                  (Signature)

                                  (Print or type name)

                                  (Address)

     NOTICE: The signature on this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof if applicable, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a saving bank, having an office or correspondent in New York, New York, or Fort Lauderdale or Miami, Florida, or by a firm having membership on a registered national securities exchange and an office in New York, New York, or Fort Lauderdale or Miami, Florida.

                         MEDALLION SIGNATURE GUARANTEE

Authorized Signature:

Name of Bank or Firm:

Dated:

                                   EXHIBIT II

                                   ASSIGNMENT


     FOR VALUE RECEIVED,
     -----------------------------------------------, the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of Warrant Shares covered thereby set forth below, unto the Assignee identified below, and does hereby irrevocably
constitute and APPOINT          to effect such transfer of rights on the books
of the Company, with full power of substitution:




Name of Assignee                            Address of Assignee                        No. of Warrant Shares
------------------------------- -------------------------------------------- -------------------------------

Dated: _______________________________
                                (Signature of Holder)

                                (Print or type name)

     NOTICE: The signature on this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration, enlargement, or any change whatsoever, and must be medallion guaranteed by a bank, other than a savings bank, having an office or correspondent in New York, New York, or Fort Lauderdale or Miami, Florida, or by a firm having membership on a registered national securities exchange and an office in New York, New York, or Fort Lauderdale or Miami, Florida.

                         MEDALLION SIGNATURE GUARANTEE

Authorized Signature:

Name of Bank or Firm:

Dated: